UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

FENNEC PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

001-32295

(Commission File Number)

British Columbia, Canada	20-0442384
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 636-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FENC, FRX	Nasdaq, TSX

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 3, 2025, Fennec Pharmaceuticals Inc. (the “Company”) held an annual meeting of shareholders (the “Meeting”). The shareholders approved all proposals considered at the Meeting and approved all nominees of the Company for director, as follows:

1.                   The following five (6) nominees were elected to serve as directors, each to serve until the next annual meeting of shareholders of the Company or until their respective successor shall have been duly elected or duly approved:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Khalid Islam	13,432,561	304,760	5,580,283
Chris A. Rallis	13,808,792	354,099	5,580,283
Marco Brughera	13,807,501	355,390	5,580,283
Jodi Cook	13,259,894	902,997	5,580,283
Rostislav Raykov	13,432,561	730,330	5,580,283
Jeffrey Hackman	13,495,309	687,582	5,580,283

2.                   The resolution to appoint Haskell & White LLP as independent public accounting firm of the Company and to authorize the Board of Directors to fix their remuneration was approved based on the following vote:

Votes For	19,673,487
Votes Withheld	69,405
Votes Against	282
Broker Non-Votes	0

3.                   The resolution to vote on the advisory vote on executive compensation was approved based on the following vote:

Votes For	12,110,598
Votes Against	1,595,423
Abstentions	456,870
Broker Non-Votes	5,580,283

4.                   The resolution to vote on the proposed amendment to the 2020 Equity Incentive Plan was approved based on the following vote:

Votes For	12,927,131
Votes Against	776,907
Abstentions	458,853
Broker Non-Votes	5,580,283

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENNEC PHARMACEUTICALS INC.

Date June 3, 2025	By:	/s/ Robert Andrade
Robert Andrade Chief Financial Officer

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